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                                                                   Exhibit 15b


[Letterhead of PRICE WATERHOUSE LLP]          7 St. Paul Street
                                              Suite 1700
                                              Baltimore, MD 21202
                                              Telephone 410-685-0542




March 6, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen,

We are aware that MICROS Systems, Inc. has included our report dated
February 8, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 (Registration No. 33-88768) to be filed on or about March 6, 1995. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

Price Waterhouse LLP